EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 8-K of Minrad International, Inc. of our report, dated December 4, 2004 on our audit of the financial statements of Minrad, Inc. for the years ended September 30, 2003 and 2002.

FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, NY

December 21, 2004